                                  EXHIBIT 21.01

                           CONSOLIDATED PRODUCTS, INC.

                                                        State of
     Wholly-owned Subsidiaries                       Incorporation
     -------------------------                       -------------
     Steak n Shake, Inc.                                Indiana

     SNSTM, Inc. *                                      Delaware

     Consolidated Specialty Restaurants, Inc.           Indiana

     SNS Investment Company                             Indiana


* Wholly owned subsidiary of Steak n Shake, Inc.


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